Exhibit 10.1

RESCISSION AGREEMENT

This agreement (the “Agreement”) is made and entered into as of this 22nd day of July, 2011, by and among American Retail Group, Inc., a Nevada corporation (“ARG”) and the persons listed on Exhibit A attached hereto (the “SM Market Stockholders”) (all parties referred to herein collectively as the “Parties”).

WHEREAS, ARG and the SM Market Stockholders entered into and consummated transactions pursuant to a Share Exchange Agreement dated as of March 10, 2010 (the “SEA”) whereby ARG acquired from the SM Market Stockholders 100% of the participating interest in the stock capital of OOO “SM Market Retail,” a limited liability company organized under the laws of Kazakhstan (“SM Market”), in exchange for issuance to the SM Market Stockholders of an aggregate of 1,200,000 shares of common stock of ARG;

WHEREAS, ARG and Resource Acquisition Group, Inc., a Nevada corporation (“DKII”), entered into and consummated transactions pursuant to a Share Exchange Agreement dated as of February 11, 2011 (the “RTO Agreement”), whereby the shareholders of ARG transferred to DKII 100% of the outstanding shares of common stock of ARG held by them, in exchange for an aggregate of 20,000,000 newly issued shares of common stock of DKII;

WHEREAS, pursuant to the RTO Agreement, the SM Market Stockholders were issued an aggregate of 1,200,000 shares of common stock of DKII in exchange for an equal amount of ARG’s shares of common stock held by the SM Market Stockholders;

WHEREAS, effective April 1, 2011, ARG merged with and into DKII and in connection with the merger DKII changed its name to American Retail Group, Inc.; and

WHEREAS, ARG and each of the SM Market Stockholders have agreed to rescind the SEA.

NOW, THEREFORE, the parties agree as follows:

1.           Rescission.  ARG and each of the SM Market Stockholders mutually agree that the SEA shall be, and is hereby rescinded.

2.           Restoration.

a.           Restoration by SM Market Stockholders. On, and as of the Closing Date, as defined below, the SM Market Stockholders shall surrender all rights to and restore to ARG the 1,200,000 shares of ARG’s common stock that they received pursuant to the SEA (the “ARG Stock”). The number of shares of ARG Stock to be transferred to ARG by each SM Market Stockholder is set forth on Exhibit A attached hereto.

b.           Restoration by ARG.   On, and as of the Closing Date, ARG shall surrender all rights to and restore to the SM Market Stockholders all of the equitable and legal interest in SM Market (the “SM Market Interests”) which the SM Market Stockholders had previously conveyed to ARG pursuant to the SEA. The number of SM Market Interests to be transferred to ARG by each SM Market Stockholder is set forth on Exhibit A attached hereto.

3.           Effect of Rescission and Restoration.  ARG and each of the SM Market Stockholders hereby agree that the effects of the foregoing rescission and restoration will be that:

a.           ARG shall have no ownership interest in SM Market which shall no longer be a subsidiary of ARG;

b.           All of the ARG Stock issued to the SM Market Stockholders pursuant to the SEA shall be cancelled;

4.           Closing.

a.           Closing Date.   Closing of this Agreement shall take place at the offices of Guzov Ofsink, LLC, located at 900 Third Avenue, 5th Floor, New York, New York 10022 on August 5, 2011, or such other date as the Parties may agree (the “Closing Date”).

b.           Closing Deliveries.

i.           Stock Certificates.   At the Closing, each of the SM Market Stockholders shall deliver the certificates, if any, representing the ARG Stock to ARG, with stock powers endorsed in blank.  At the Closing, ARG shall deliver to the SM Market Stockholders assignments in the form attached hereto as Exhibit B transferring the SM Market Interests to the SM Market Stockholders.

ii.           Releases.  At the Closing, the SM Market Shareholders shall deliver to ARG a release in the form annexed hereto as Exhibit C.  At the Closing, ARG shall deliver to the SM Market Shareholders a release in the form annexed hereto as Exhibit D.

5.           Covenants Not to Sue

a.           Covenant Not to Sue ARG.  For good and valuable consideration the SM Market Shareholders agree, for themselves, and for their legal representatives, successors, assigns, agents, employees, officers and directors, to refrain from making, directly or indirectly, any claim or demand, or to commence, facilitate commencement or cause to be prosecuted any action in law or equity against ARG, its legal representatives, successors, assigns, agents, employees, officers and directors (collectively, the “ARG Covenantees”), on account of any damages, real or imagined, known or unknown, which SM Market or the SM Market Shareholders, ever had, have or which may hereafter arise. The foregoing Covenant Not to Sue shall be a complete defense to any action or proceeding that may be brought or instituted by SM Market or the SM Market Shareholders against any ARG Covenantee and shall forever be a complete bar to the commencement or prosecution of any such action or proceeding whatsoever.

b.        Covenant Not to Sue SM Market Shareholders.  For good and valuable consideration ARG agrees, for itself, and for its successors, assigns, agents, employees, officers and directors, to refrain from making, directly or indirectly, any claim or demand, or to commence, facilitate commencement or cause to be prosecuted any action in law or equity against and  SM Market Shareholder, or their respectice legal representatives, successors, assigns, agents, employees, officers and directors (collectively, the “SM Market Shareholder Covenantees”), on account of any damages, real or imagined, known or unknown, which ARG ever had, have or which may hereafter arise. The foregoing Covenant Not to Sue shall be a complete defense to any action or proceeding that may be brought or instituted by ARG against any SM Market Shareholder Covenantee and shall forever be a complete bar to the commencement or prosecution of any such action or proceeding whatsoever.

6.           No Disparagement.  The Parties agree that at all times subsequent to the execution of this Agreement, no party shall make any comments, speech or written statements or take any other action which may either demean, ridicule, cast disrepute or otherwise reflect unfavorably upon the other Party,  their officers, directors, shareholders, present and former agents and/or employees as the case may be.

7.           Miscellaneous.

a.           Further Action.  Each of the Parties agrees to prepare and execute any and all additional documents and take such further action as may reasonably be required to consummate this Agreement and to fulfill the Parties' obligations hereunder.  The Parties shall bear their own costs and attorneys' fees incurred in connection with preparation and execution of all additional documents and incurred in connection with any such additional action.

b.           Receipt of Legal Advice.     Each Party has received independent legal advice from their attorneys with respect to the negotiation of this Agreement and the advisability of executing this Agreement and any related documents.

c.           Successors and Assigns.     This Agreement is binding upon and shall inure to the benefit of the Parties hereto, their respective insurers, attorneys, divisions, subsidiaries, assigns, successors-in-interest, agents, representatives, officers, directors, employees, clients and shareholders.

d.           Entire Agreement and Merger.     This Agreement constitutes the entire understanding and agreement of the Parties with respect to the matters referred to herein and supersedes and replaces entirely the any other agreements between, or involving the Parties, including, but not limited to, the SEA.   Any representation, promise or condition, whether written or oral, among the Parties with respect to the matters referred to herein which is not expressly so incorporated shall not be binding on the Parties.  The Parties acknowledge they have not relied, in entering into this Agreement, on any representations, promises or conditions not expressly set forth in this Agreement.  No prior oral or written understanding, covenant, or agreement between, or involving the Parties with respect to the matters in this Agreement shall survive the execution of this Agreement.

e.           Amendment.    No supplement, modification, or amendment to this Agreement shall be binding unless executed in writing by all Parties.

f.           Non-Waiver.    No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision.  No waiver shall be binding unless it is executed in writing by the Parties.

g.           Construction.  This Agreement shall be construed according to its fair meaning and be deemed prepared by all Parties.

h.           Counterparts.  This Agreement may be executed in counterparts.  When each party has signed, dated and delivered at least one such counterpart, each counterpart shall be deemed an original.  All counterparts, taken together shall constitute one and the same Agreement, binding and effective as to all Parties.

i.           No Admission.   Nothing in this Agreement or the delivery of consideration shall be construed as an admission by any Party of any fact or liability to any other Party or to any other person.  Each Party denies any and all liability.

j.           Governing Law; Jurisdiction.    Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of New York.  The Parties hereby irrevocably and unconditionally submit, for themselves and their property, to the nonexclusive jurisdiction of the appropriate state and federal courts located in the New York County, New York, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts.  Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to above.  Each of the Parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each Party to this Agreement irrevocably consents to service of process in the manner provided for notices below.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.   EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

k.           Titles and Headings.  Titles and headings to sections of this Agreement are for the purpose of reference only and shall in no way limit, define or otherwise affect the interpretation or construction of such provisions.

l.           Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

If to ARG:

American Retail Group, Inc.
c/o Primary Capital LLC
80 Wall Street, 5th Floor
New York, NY 10005
Attn: Ms. Soledad Bayazit
Fax:

With a copy to:

Guzov Ofsink Flink, LLC
900 Third Avenue, 5th Floor
New York, New York 10022
Attn: Darren L. Ofsink, Esq.
Fax: 212-688-7273

If to any SM Market Shareholders, at the address of such person set forth on Exhibit A

Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

m.           Costs, Expenses.    Each Party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on as of the date first above written.

AMERICAN RETAIL GROUP, INC.

By: /s/ Soledad Bayazit
Name: Soledad Bayazit
Title: President

SM MARKET STOCKHOLDERS:

/s/ Anar B. Telgaraeva
Anar B. Telgaraeva

/s/ Anar B. Boranbaeva
Anar B. Boranbaeva

/s/ Nazipa I. Kayrasheva
Nazipa I. Kayrasheva

/s/ Moldir B. Saletbaeva
Moldir B. Saletbaeva

/s/ Aigul M. Nurgalieva
Aigul M. Nurgalieva

/s/ Farida I. Yazdigani
Farida I. Yazdigani